                                                                    EXHIBIT 23.6


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         As independent oil and gas consultants, Porter Engineering Associates hereby consents to the references to our firm and to our reserve report dated December 31, 1997 in the Transition Report on Form 10-K of Chesapeake Energy Corporation incorporated by reference into the Prospectus constituting part of the Registration Statement on Form S-3 of Chesapeake Energy Corporation to be filed with the Securities and Exchange Commission on or about April 20, 1998.

                                       PORTER ENGINEERING ASSOCIATES


                                       By: /s/ JOE H. PORTER
                                           -------------------------------------
                                                   Joe H. Porter, PE


 Oklahoma City, Oklahoma
 April 20, 1998